Exhibit 10.1

OMNIBUS AMENDMENT AGREEMENT NO. 1

This Omnibus Amendment Agreement No. 1 (this “Amendment”), dated as of April 24, 2024, by and between (i) Grom Social Enterprises, Inc., a corporation incorporated under the laws of the State of Florida (the "Company") and (ii) Generating Alpha Ltd., a Saint Kitts and Nevis company (the “Holder”).

WHEREAS:

A. The Company and the Holder executed that certain Stock Purchase Agreement dated, as of March 11, 2024 (the “Purchase Agreement”);

B. Pursuant to the Purchase Agreement, the Company issued to the Holder up to $25,000,000 of the Company’s fully registered, freely tradable common stock (the “Common Stock”) and a common stock purchase warrant, dated March 11, 2024 for 2,314,814 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Warrant Shares”) (the “Warrant”); AND

C. The Company and the Holder wish to amend the Purchase Agreement and the Warrant in certain respects.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Company and the undersigned Purchasers hereby agree as follows:

1. AMENDMENTS.

a. Section 2.9 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 2.9 Overall Limit on Issuable Common Stock. Notwithstanding anything contained herein to the contrary, if during the Commitment Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the total number of Put Shares issuable by the Company and purchasable by the Investor pursuant to this Agreement shall not exceed that number of shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”), which calculation shall include all shares of Common Stock beneficially owned by the Investor, including, without limitation, shares of Common Stock beneficially owned pursuant to any instrument issued to or in favor of the Investor by the Company.  If such issuance of Put Shares could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Amended and Restated Articles of Incorporation of the Company. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Put Shares in accordance with the terms and conditions hereof to the Investor or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Put Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.9.”

b. The final paragraph in Section 2(c) of the Warrant is hereby deleted in its entirety.

2. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

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b. Capitalized Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement or Warrant, as applicable.

c. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

d. Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

e. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

f. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Darren Marks______________________________

Name:	Darren Marks
Title:	Chief Executive Officer

GENERATING ALPHA LTD.

By: /s/ Maria Cano_______________________________

Name:	Maria Cano
Title:	Director

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